Exhibit 99.1

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

April 27, 2006

10:00 a.m. CT

Operator: Good day and welcome to today’s Carlson Wagonlit Travel conference call. As a reminder, this conference is being recorded.

At this time, I’d like to turn the conference over to Hubert Joly, President and Chief Executive Officer of Carlson Wagonlit Travel. Please go ahead, sir.

Hubert Joly: Thank you very much, Tracy and good morning or good afternoon to everyone on the call. We’ve asked you to join this call for two very important announcements for us of course. I wanted to thank you for making the time upon such a short notice. As will see – as you have seen by now, there were two transactions that were announced today that involved Carlson Wagonlit travel.

First, we CWT have announced our agreement to acquire Navigant International and in related news, Carlson Company and One Equity Partners, which is the private equity affiliate of JP Morgan have agreed to acquire Accor’s 50 percent interest in CWT.

But before we go any further with this terrific news of the day or du jour, maybe I should say, I’d like to introduce the individuals that have joined me today for these announcements. So with me in Minneapolis is Marilyn Carlson-Nelson, Chairman and Chief Executive Officer of Carlson

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Companies. From New York, we are joined by Greg O’Hara, a partner with One Equity Partners. We have Jack O’Neill, who is CWT’s Chief Operating Officer for North America, rejoining us from Las Vegas where he claims to be attending to company business – he’ll report on that later. And additionally joining from Denver, we of course have Ed Adams, Chairman and Chief Executive Officer of Navigant International and Bob Griffith, Chief Financial Officer and Chief Operating Officer for Navigant.

I want to thank all of you for teaming with me and us for this call. And before I turn it over to Marilyn, I invite all of us to read very carefully the cautionary statement and forward looking statements, there will be a quiz at the end of this presentation.

Marilyn.

Marilyn Carlson-Nelson: Good morning everyone. I’d like to ask you all to join me in ushering in the next chapter in the life of Carlson Wagonlit Travel and Carlson as well. Our partnership with Accor has been very successful and we all take a lot of pride in the fact that CWT has doubled in size under our joint ownership. We understand Accor’s decision to focus on the hotel business and in fact, we truly wish Gilles Pelisson and his new team much success in the coming years. We also understand as they do that a global economy is dynamic and we’re all learning to embrace change.

That said, we at Carlson are thrilled that we have found in JP Morgan OEP a new partner who, like ourselves, believes strongly in the future of business travel in general and in CWT and it’s fine leadership specifically. The new ownership structure combined with the Navigant International announcement, fit Carlson’s business objective of growing our company through strategic mergers and acquisitions. Carlson and CWT, together, will continue to leverage our synergies and use the strategy of leveraging our expertise across all of our business units including meetings and events through Carlson Marketing Worldwide. Distribution of leisure

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

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travel products through Carlson Leisure Group. Hotel sourcing through Carlson Hotels Worldwide.

As I said at the onset, we are pleased that One Equity Partners has chosen to invest in CWT. Both Carlson and OEP are jointly committed to supporting the strategic growth and continued success of this business travel organization. Our investment in CWT demonstrates our commitment to the travel industry. We are committed to work, to accelerate CWT’s growth as we reach ahead ((inaudible)) together.

In addition, we are absolutely proud to announce the Navigant International acquisition. It is a great company with a philosophy that is similar to CWT’s. Providing high quality business travel services with a personal touch. I think anyone who knows Carlson knows that we consider ourselves a relationship company and we value the relationships that Navigant International has built with its valued client base and we continue to honor that in the years ahead.

This acquisition is going to double CWT’s presence in North America, where we’ve been the second largest business travel management company and it strengthens our position in all global regions. We are already the top business travel management company outside of North America. We are proud of the number of global clients that we serve and our new board will have an international makeup to reflect our clients and our leadership. We are extremely pleased that we have the opportunity to become the majority owner of Carlson Wagonlit Travel and to acquire Navigant International. The travel industry has been the core business of Carlson since the 70s. These transactions demonstrate our commitment to the industry and enhance our opportunity to continue serving our business travel clients around the world as we work together to grow our travel business. In addition, we have an expert team to lead this next generation company. We have a strong management team, led by Hubert Joly, who will continue to serve as President and CEO of CWT. Curtis Nelson our President and Chief Operating Officer at Carlson, will continue to Chair the CWT Board of Directors and Mike Batt, President and CEO of Carlson Leisure Group

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

will continue to serve on the Board which will include two more representatives from Carlson. Two representatives – three representatives of OEP and one independent director. We anticipate that the need for business travel services will continue to grow as companies expand their operations globally. We are especially optimistic about expansion in Asia and in India. In short, we just could not be more confident in the future of this company and the industry ((inaudible)).

Now, it’s my pleasure to introduce you to Greg O’Hara, a partner of One Equity Partners and our new partner. Greg?

Greg O’Hara: Thanks. ((inaudible)) enthusiastic about having CCI as a partner and our investments in CWT and Navigant. As you know, OEP’s a captive private equity arm of JP Morgan Chase and we’re fully funded by the bank so we don’t have any outside money. This allows us to be committed to the long term – to the long term success of CWT and Navigant. We also feel that the robust growth in travel will continue and we think it’ll be driven by the global economy and the need for companies to travel to do business, to keep its business and to find new business. It’s easy to see the value that CWT brings to its business clients all over the world. Hubert Joly and his management team have done a great job and we feel the company is the standard against others – against which others should be measured.

Also, OEP has been successful in outsource business services. And OEP has also extensively worked with logistics and services companies all over the world. An example of which are – is LBC, which is a chemical storage company and Progress Rail which is a coal and natural gas related company. We look forward to working with CWT management, our partners at the Carlson companies, in order to create long term value for us and all of our – of all of our stake holders.

With that, I’ll turn it back over to Hubert.

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

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Hubert Joly: Thank you very much Marilyn and Greg and I can tell you we’re excited to be moving people rather than coal, but that maybe just a personal preference. And what I’d like to do is four things, one is provide a brief overview of the two transactions. Number two, describe the impact they are having on CWT and number three maybe step back a little bit and talk about the meaning of all of this for the travel management industry. And then say a few words about how we are planning to approach integration. And after that, Ed Adams will of course share his observation – or observations about these transactions. I think at the end of the presentation hopefully you share you know, the excitement we all feel about these transactions, the fact that they are very, very positive news for CWT and it – they really amplify the momentum that CWT is experiencing in the marketplace and expands our leadership in business travel.

So, what I’d like to do now is start by providing a brief overview of these transactions. The first one is the one that involves Carlson Companies and One Equity Partners acquiring the shares that Accor had in CWT. And once the transaction is consummated, Carlson Companies will own 55 percent of CWT. OEP will own 45 percent of the company and as Marilyn indicated, the board, which will be chaired by Curtis will have an international composition that won’t repeat the composition of the board as Marilyn has already laid it out. This transaction will close after receipt of the regulatory approvals. So, that’s the first transaction.

But frankly the transaction would not be complete without the transaction by which CWT is agreeing acquire Navigant. This transaction was approved by the boards of the two companies, Navigant and CTW. From a financial standpoint, you know, the price is $16.50 per share which is a 25 percent premium over yesterday’s closing price and a 38 percent premium over the average of 60 days leading to yesterday. I think we have to note that the financing for the transaction is arranged by JP Morgan, Lehman Brother and Morgan Stanley which are three of the finest names in the business, which again, shows the confidence that great financial institutions has in this business of business travel and of our company. That transaction is subject to a number of conditions. Of course, the vote of the Navigant shareholders, regulatory approvals, the closing

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

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of the Accor transaction, completion of financing and other customary conditions. So, we expect this one to close in the second half of 2006.

I think that if we look at the impact on CWT of these two transactions, it’s pretty simple to summarize. Number one, it doubles our size in North America, strengthening our presence in key regional markets in the U.S., of course, sitting here in Minneapolis we have to note the presence in Minnesota, but I think other regions of the U.S. such as Texas would be noteworthy as well. Beyond North America, this acquisition sort of builds our presence in Asia Pacific, as Navigant has a good presence in Australia and New Zealand and of course, when we look at Navigant’s client portfolio, which is a high quality client portfolio with many, many companies of various size, many of them have global operations and I think maybe some of them may be interested in leveraging CWT’s global footprint. So, altogether, we emerge from these transactions, of course as number one outside of North America that was already the case, but also as a strong number two in North America.

Now I have to pause, because we all know how fragmented our industry is so if there were number one, number two, it doesn’t mean that we are you know, a strong force necessarily in any one of these markets, but certainly the combination of these steps building on our momentum, expanse, our leadership in business travel management.

A picture is worth a thousand words and I think the next slide summarizes these two transactions. Like Marilyn and Greg, we can all – and Ed, we can all testify how complex it’s been to put this together when you look at the end result it’s pretty simple. On the left hand side, before you have Carlson and Accor each owning 50 percent of Carlson Wagonlit Travel. We’re present in 151 countries, we have about $22 billion of traffic under the CWT brand and its revenue of $1.2 billion and about 17,000 employees. After, Carlson owns 55 percent, One Equity 45 percent and we are still in 151 countries, but there’s one additional country where we would have wholly owned operations and that would be New Zealand. Our traffic goes up. Navigant only counts all the

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

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reports airline tickets sold, so probably that under estimates a little bit that number. But the combined net revenue would be $1.6, $1.7 and the employee count would be 22,000.

Very important to underscore, compared to some of the transactions that happened in our space last year, of course Accor owns 50 percent of the company, but did not own directly, any of our operations. So, for us a change in shareholder has no direct impact on operational activities and you see the regions below the top company and of course it’s not effective. I say this for the avoidance of the doubt.

In terms of the impact of the transaction on CWT, slide eight is our attempt to measure market share in business travel management around the world. And as you can see on the left hand side, we’re marginally increasing our market share outside of North America with evidently North America we’re doubling our presence and emerging as a stronger number two. And altogether on a worldwide basis, you know, you have us closer to American Express, but look the top five players still only account for 25 percent, roughly, of the market, so that’s certainly a fragmented industry.

One of the things that is does for us, is rebalancing or providing a more balanced mix of customers in the U.S. CWT has had a more of a focus maybe on large or relatively large customers and we are pleased with that, we’re very proud of our portfolio. And Navigant also has a number of large companies, but has obviously a larger share of the mid market in the U.S. Interesting to observe is that the share of mid market companies in our revenue in the U.S. would come you know, pretty comparable to what we have in many of our Europeans markets. I say this because sometimes in the U.S. we have this image of not being interested in mid market companies, well as a company, we are. And we’re very pleased with this focus and we understand what local intimacy means, proximity and original presence really mean.

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Moving on and looking at again, the impact of this transaction on CWT. We’re very pleased with the balancing of our revenue from a geographic standpoint. On the left hand side you have the revenue that CWT generates in our wholly owned operations as well as our joint ventures in Japan, China or India. And the (green-packed) Europe was the biggest part of our revenue or is ((inaudible)) the biggest part of our revenue today. Navigant has a strong presence in North America which represents about 90 percent of Navigant revenue. The combined would be nicely balanced between North America and Europe and I will not hide from you that I have already started to challenge the leadership of our Asia Pacific region to see whether they could reach a third of the business and next in line would be Latin America, so we will have four-thirds, Marilyn.

Marilyn Carlson-Nelson: Four-thirds oh…

Hubert Joly: It depends on the size of each third. But beyond these numbers, I think we’ve all been struck on both sides, Navigant and CWT, as we got to know each other better during this free signing period. By many of the similarities or common assets that the companies have. I can say personally that I’m very impressed by the leadership that we’ve seen at Navigant, you now, the regional presidents are really very strong, they know their business, this a terrific asset. In both cases. Business travel is the core business, the core focus and we live and breathe with business travel. Both companies have a track record of strong client relationships and that’s really the essence of this business. In both cases, the technology strategy includes innovative proprietary tools as well as third party integration capabilities and again, both companies are financially strong. That doesn’t mean that integration is easy, but at least we have much in common.

Now beyond looking at this impact of this acquisition on CWT, I’d like to spend a few minutes stepping back and looking at you know, the implication of all of this on the business travel management industry and as Marilyn and I joined the company, slightly less than two years ago, I continued to be surprised by some of these – of these – I’d like to share this with you because I

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

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think that the story we have unfolding here really illustrates the value that professional business travel management brings to corporate clients around the world.

Now I’d like to take a few minutes to describe this. Obviously, business travel is a critical business requirement for companies and with the economic expansion and globalization, this is growing spend category, one that is pretty complex to source. When you look at the complexity of the airline pricing or the complexity of the autobus pricing or the fragmentation of content, it is a difficult thing that requires expert hands. Now, in that context, it’s not surprising that corporations around the world and of course, each of them is unique, but they do have this in common, that they tend to be looking for service for their travelers as well as very importantly savings and security for their travelers. Second trend is that increasingly they are constantly auditing their travel spent on a regional basis or often on a global basis and finally we see an increasing trend towards outsourcing of travel management related services.

Now, against this backdrop, I am personally amazed by the multiple facets involved in optimizing business travel and the sophistication it requires. On this slide, number 13, we emphasize service, savings and security which we believe are the three key requirements of our clients around the world and highlight eight key drivers of effective travel management.

Evidently, driving all night adoption and process optimization capturing the hotel spend, addressing meetings and events, continuing to optimize the air spend, monitoring and addressing program leakage or program compliance. Consolidating the travel spend and of course, enhancing ((inaudible)) services and security and finally measuring and driving performance. This is not the job of a unsophisticated travel agency, this is not the job of a web site, this is the job of a professional services company. And I think we can all see that business travel management is evolving to really a professional services business and the right partner for corporations is – we think is sophisticated high tech, global professional services firm with a focus on business travel. A global footprint combined with local proximity as well as integration of

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

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online and full service capabilities. And that partner has to be able to deliver service, savings and security through lean transaction processing with importantly, in particular in this day and age. Access to all supplier, inventory and fare content, data reporting, consulting, and sourcing program management as well as the ability to develop and integrate best in class technologies.

I know it’s a bit of a mouthful but to me this looks very much like being you know, to business travel what Accenture is to information technology and at CWT we are proud of, you know, our mission to bring world class business travel management to our client centered around the three elements of our mission which is to be the leanest travel transaction process serving, the most effective travel management consultant and high touch assistance in security provider for travelers.

Now, this would be nice theory, except if it was not confirmed by facts and on the next slide, you know, I’d like to highlight this whole momentum that CWT has in the marketplace as well as Navigant. You see here our growth in terms of traffic, in terms of net revenue and in terms of profitability. These are strong numbers that to me confirm the validity and the relevance of what we do for our clients around the world and the growth and value creation opportunities in our space. I think in the appendices we have more data that highlights the momentum that you know we are experiencing today that will be the platform for the success of the integration and I say this – it’ll to advertise what we do at CWT, but also because when companies embark on acquisitions, if they’re not successful companies, than integration’s unlikely to be successful whereas we’re combined two successful companies, then you’re likely to have a winner.

So talking about the integration. I’m sure that Navigant could have produce an equally impressive list of acquisitions in the last several years at CWT, we’ve done seven in the last two years that are highlighted on the right hand side but despite all of this effort, right Marilyn, the industry continues to be fragmented. The top five players merely account for 25 percent of the market. Now there’s this being said CWT Navigant combined come close to this blue company

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Moderator: Ed Adams

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we all know about. But the point of this chart is really to highlight the experience that both Navigant and CWT have gained in integrating companies over the last several years and that experience really forms a strong basis for approaching the integration of two great companies.

Now, we’re just at the beginning, but what are the thoughts that we have about integration? So, I’ve learned today on this call that I’ll continue to be the President and CEO of CWT, so I thank you Marilyn.

Marilyn Carlson-Nelson: Are you relieved about that?

Hubert Joly: No, I’m excited, I’m excited and thank you Greg. And Ed Adams has gracefully you know, told me that he would assist us during the transition, but very quickly has indicated and I’ll let him comment on this that but after a long 27 years, I believe, successful career in travel, he has decided that he will then pursue other opportunities and obviously I look forward to working with him in the transition.

Bob Griffith, Navigant’s CFO and COO, will take on a new role within the combined company as executive vice president of CWT North America reporting to Jack O’Neill who is our COO for North America. And I know that both of them are excited about, you know, working together.

And of course, other key members of the CWT and Navigant management teams both in North America and in Australia and New Zealand are expected to continue as senior executives within the combined organization. Again, I’ll repeat that we have been impressed by the quality of the leadership and we look forward to working with many of these executives as well as teams. Beyond this – the three or four basic thoughts that will govern our approach to integration, I’ll summarize here. The integration will be managed regionally. North America – with a strong focus on North America and Australia and New Zealand which is where Navigant’s focus has been. We do recognize though, that Navigant also has a presence in Europe and in Latin

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Moderator: Ed Adams

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America. David Moran who has led the integration of Maritz corporate travel a couple of years ago and I must say very successfully with Jack and his leadership team will be leading the overall program management. In North America, Jack and Bob will partner to lead this integration with David. In Australia New Zealand it will be overseen by Ross Irving, Berthold Trenkel, who is the German in charge of Australia New Zealand for Navigant and Darryl Laverty who is CWT’s General Manager for Australia.

Fundamentally the approach with integration will be the best of both. Approach to integration, this is the approach that we have adopted in the past and it’s the approach that we want to adopt in this case. It is critical and I know that Jack has this on the top of his mind, that we take the time – I know we’re acquiring Navigant, but I know we want to take the time to learn about the Navigant business, to learn what has made them so successful and you know, one key principle in the medical profession is ‘do no harm’ and so we will take our time, we’ll be thoughtful about uncovering, identifying what is best in both companies in how to best leverage that.

Our approach to synergies will be different shaded as has been the case in previous acquisitions. Rapid integration of the G&A functions and capture ((inaudible)) opportunities. Well thought out rationalization of the information technology investment and infrastructures. On the other end, seamless and careful integration of the customer interfaces, we’re really acquiring, not only a team, but also a client portfolio. Now let’s make sure that if we make changes therefore the benefit of the client in that again, you will do no harm. Which led me to he last point here, which is it will be – it will take a number of weeks or months between signing and closing, so we both know that a continued focus on grapevine service by the operational teams during this phase between signing and closing and of course after. It’s critical; we cannot drop the ball during that phase.

So, this is what I wanted to briefly share with the group. I presented an overview of the transactions, the impact with CWT, some thoughts about the industry and on the integration

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Moderator: Ed Adams

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again, I’d like to turn it over Ed and who shares this excitement about this transaction, so Ed if you’d like to take it over.

Ed Adams: Thank you Hubert and yes, I do share your excitement and as was mentioned earlier, the board is excited and the senior management team is fully engaged and also looking forward to integrating this process on a go forward basis. I just want add my thanks to all of you on the call today for your interest in TQ3 Navigant and Carlson. Thank Marilyn and Greg for – as well as many of the team here at Navigant for all the hard work that went in to getting here today and again we’ll all be working together in the weeks and months ahead to get the transaction closed. Very exciting I think time for Navigant, for our associates, our customers, our shareholders, this is a very good fit as we move forward as Hubert laid out, this industry is becoming very, very complex, still very fragmented and the opportunity to partner up with a world class organization like CCI is very, very exciting.

The Navigant team, you know, is always, I think, worked harder to foster an entrepreneurial culture where our employees are basically empowered to serve the customers and I think that has resulted in a pretty impressive client retention rate and organic growth that we’ve experienced over the last seven, eight years. And during this process and meeting the team from CWT, Hubert and Jack and the folks, I was really very pleased to note that the similar culture really of a passion for serving the customer and really, I think Hubert said it at the end that we need to keep that focus in mind and as we move forward on this transaction gets to – close to a close, it’s really imperative to serve those customers.

You know, part of our growth was through acquisition and we’ve had significant experience with integration basically 50 or 60 travel companies that we’ve bought and so I think this experience will help Bob is going – is a wonderful operator and I think working with Jack will do a great job, so, I look forward to working with you Hubert and his team in terms of getting through the closing of the transaction and anything I can do to help with the integration, I’m here to be called on.

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Moderator: Ed Adams

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Hubert?

Hubert Joly: Ed, thank you. And so I think that also the thing – I mentioned it earlier, this is very positive news for both companies today. We’re very excited, I think it amplifies momentum in the marketplace, but now is the time to turn to questions and hopefully answers. So, (Kristin), if you could help us with that.

Operator: Thank you, sir. Ladies and gentlemen, at this time, we’ll begin the question and answer session. If you have a question, please press the star followed by the one on your pushbutton phone. If you would like to decline from the polling process, please press the star followed by the two. You will hear a three tone prompt acknowledging your selection. Your questions will be pulled in the order that they are received and if you are using speaker equipment, you will need to lift the handset before pressing the numbers.

Our first question comes from Jay Campbell. Please go ahead with your question sir.

Jay Campbell: Thank you; yes, it’s Jay Campbell from ProMedia dot travel and The Beat. My – first of all congratulations everybody –

Hubert Joly: Thank you Jay.

Ed Adams: Thank you Jay. Good morning.

Jay Campbell: You’re welcome. Good morning to you. My question has to do with the regulatory approvals. Could you be a little bit more detailed in terms of which regularly approvals are required for the two transactions and then I have a follow up question about what will happen to the TQ3 brand?

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Moderator: Ed Adams

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Ed Adams: Sure, probably from the Navigant side, we’re talking about – I suspect from a regulatory standpoint, a transaction of this size you need to file what’s called a Hart Scott Rodino filing and basically what that is, is presenting to the justice department the transaction and they will look at it from a standpoint of anti-trust and hopefully, that should not be an issue. In my opinion that’s correct.

Hubert Joly: And as related to the other transaction maybe – we have general counsel, ex-((inaudible)) general counsel, Jerry Hogan, who can maybe help us with that question although CWT not directly a party to it, but maybe Jerry can you shed some light on the Accor transaction?

Jerry Hogan: Well the Accor transaction will require approval by the EU. And also by the Justice Department of the United States, along with some other countries around the world and they expect to receive approval in due course, within the next 30, 90 days.

Hubert Joly: Ed, do you want to take the question about TQ3?

Ed Adams: Yes, you know, it’s – I think Hubert mentioned – it is business as usual. The announcement is just that. It’s announced – it’s an announcement. We have got to run a business and manage relationships and customers until this transaction closes which could again take some time. But obviously we want to keep exploring options to serve – whatever serves the customer in the best vein, so I would hope that there might be an opportunity to work with a number of the licensees that are current – are currently in the TQ3 network and really, the focus is do no harm and we want to serve the customers.

Hubert Joly: OK.

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Moderator: Ed Adams

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Operator: Ladies and gentlemen, if there are any additional questions, please press the star followed by the one at this time. If you are using speaker equipment you will need to lift the handset before pressing the numbers. One moment please for our next question.

Our next question come from Nadine Godwin. Please go ahead with your question, ma’am.

Nadine Godwin: I just want to follow on a little bit of Jay Campbell’s question. He was asking about the TQ3 brand. Taking that further, what about the Navigant name? Will the Navigant name go away at some point?

Ed Adams: Hi Nadine, this is Ed. It will. Again, the announcement is – between the announcement and the close of the transaction well will continue to operate as TQ3 Navigant –

Nadine Godwin: Right.

Ed Adams: - serving our customers and basically supporting not only the network, but supporting our TQ3 partners around the world. The plan after closing is that the Navigant name would go away and it would fold into Carlson Wagonlit.

Nadine Godwin: Right. OK.

Ed Adams: Go ahead (Kristin).

Operator: Thank you. Our next question’s a follow up question from Mr. Jay Campbell. Please go ahead, sir.

Jay Campbell: Hi, I’m sure there are more questions out there, I didn’t mean to get in front of people, but anyway, the –

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Moderator: Ed Adams

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Ed Adams: Yes, you did, Jay.

Jay Campbell: Right. I see that there are a number of metrics in the presentation having to do with market share and you know, sort of global line up and in the (TMC)s that are larger ones, although I understand the market place is pretty fragmented. I’m just curious, Hubert, maybe you can tell us a little bit about how those figures were sort of counted. In other words, for example, I understand that in some countries and for some (TMC)s, they may have affiliations with more than one network, for example. Are those double counted, or – you know, can you go into that at all?

Hubert Joly: You think that some (TMC)s would be affiliated with several networks?

Jay Campbell: Well, you know, at least that’s what I’ve heard in terms of, especially in this transition period where so many of the global affiliations are changing.

Hubert Joly: Oh, I see. I think – let me go to this chart, Jay. Give me one second. Yes, on slide eight, the footnote at the bottom of the chart indicate that we’re talking about here market share and business travel management based on wholly-owned operations and JVs. So, the partners, I think you’re referring to the partners of the former BTI network. We, frankly I would not actually know whether, you know, this country has got to that network or to this other network, cause that’s not included in these – in these charts. So, the market shares here, you know, business travel is an industry where market share measurement is not easy, right. We don’t have a Neilson that’s published every week, you now, has scans like in the music industry and what not. So, this is our best attempt using a multitude of sources to estimate order ((inaudible)) to market shares, again based on wholly-owned operations and JV.

Jay Campbell: I see. And so the –

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Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Ed Adams: Jay, just let me add – this is Ed again – at the bottom of the press release or footnote one, just so you’re clear, for our numbers, all we’re including is the – what we basically report on our Qs and Ks and that is the airline tickets sold. We did not include any information from any licensees – any licenses around the country. So, I think that might have been what you were alluding to, so what we’re reporting is basically what we control.

Jay Campbell: I see, OK>

Ed Adams: OK.

Jay Campbell: So, I guess – I guess it was just the – for the (CWT) figure it was you know the kind of the global growth volume. That’s including partners and franchisees as well. And, I guess what Hubert is saying is those partners and franchisees are not included in these market share figures. Is that right?

Hubert Joly: Right. If you look at this, we start to be very specific each time we’ve quoted a number because you’re right. It can be very confusing. So, we try to be very precise. On slide seven when we talk about the $22 billion of traffic, we – and then the 26, we specify in the – in the second footnote that the (CWT) figure includes volume from wholly owned joint ventures, partners, franchises and (referrals) whereas with Navigant it’s only airline tickets sold. So, this is – this is apples and oranges that we’ve added in this particular calculation of $26 billion.

Jay Campbell: We do the best we can. I mean I guess it’s – you know maybe it’s a legacy of Navigant that it was courageous in going to the public markets and having to show other types of numbers that – you know that other competitors don’t. So, from a – from a reporter’s perspective I guess we’re sad to see that go away.

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Ed Adams: Just have to live with it Jay.

Jay Campbell: I guess so. That wasn’t a question. Thanks anyway guys.

Ed Adams: You bet. Thanks Jay.

Operator: Thank you. Once again, ladies and gentlemen if there are any additional questions please press the star followed by the one at this time. If you are using speaker equipment you will need to lift the handset before pressing the numbers. Our next question is a follow-up question from Nadine Godwin. Please go ahead with your question ma’am.

Nadine Godwin: Yes, thank you. My question this time relates to people. Specifically, if I understand the release correctly with regard to Navigant people that Ed you’re the only one who is leaving the company ultimately. Sorry?

Ed Adams: Go ahead.

Nadine Godwin: OK. And then, the other part has to do with staff. In Paris – and the reason I raise any question about that is because Accor as a 50 percent owner of Carlson Wagonlit of course was French based. It was logical that there would be a lot of – well some number of staff in Paris. Accor won’t be an owner going forward. Does this change where some staff will be locating, particularly of course, Mr. Joly?

Ed Adams: Hubert, do you want to take the second part first?

Hubert Joly: OK. That would be an intriguing way to do it.

Marilyn: The virtual Mr. Joly

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Hubert Joly: That’s right. As I said earlier, Accor is a – is today and has been an owner of shares in Carlson Wagonlit. I know that France is a key market for us. It’s one of the largest business travel markets. And, we have a very nice presence in that market. So, we’ll continue to have many people serving the French market because typically in this industry you need to have locals serving locals for the most part. But you may be more referring to our headquarters…

Nadine Godwin: Yes.

Hubert Joly: … headquarter (functions). In Paris we have those – the European headquarters that’s not going to be affected because Europe will continue as the critical region for us. And then of course we have a significant portion of our global functions in Paris. When you think about certain companies you actually don’t know – and particularly in the service business, you actually – that are global – you actually don’t know where they’re headquartered. Right?

If I asked you where is the headquarters of Accenture? Not everybody would know. If I asked you where the headquarters of McKenzie & Company is most people wouldn’t know. So, I think in our case the location of the headquarters is important for the people there but not that critical.

Now, to answer the question about where do they live, I live in (2B) ((inaudible)). No seriously …

Nadine Godwin: OK.

Hubert Joly: … my family lives in Paris. And, I spend my weekends in Paris. But as Marilyn knows, this last two weeks I was here in Minneapolis.

Marilyn Carlson-Nelson: He actually enjoyed the weekend.

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Hubert Joly: I enjoy the weekend – so, no seriously these transactions do not affect the – have no impact on the location of our headquarters, the short answer to your question. I apologize for the length of the answer. Ed, do you want to take the first question, second?

Ed Adams: Yes, thank you Hubert. You know I think the – it was said earlier. This is a – Navigant is a unique company in a sense that we are very regionally focused and our regional presidents manage many of the customer relationships in their – in the backyard. So, it’s not like you’re integrating a you know $50 million travel management company. Quite frankly, most if not all of the senior team are going to stay. I think that there’s a lot of work to be done and just trying to – just working through the integration is going to be a process.

So, in any – but, in any merger quite frankly there will be duplications. And, the – we’ve asked the integration teams to carefully look at all of that and come up with the best – the best program.

Nadine Godwin: I’m excited about this opportunity because I think in fact it offers the best of both worlds. It offers enough opportunity for synergy to bring value to the share owners and to the customers at the time enough (complementarity) that the families I think are going to come together in a very harmonious way and an exciting way. I think that people will be gratified to work together for a – for a common goal. And, they’ve had a similar value set in terms of customer service and personal touch.

Hubert Joly: And, Ed I can add that you know we at CWT, our management team, very much looks forward to working with the management team and the associates of Navigant. We’re very excited about that.

Ed Adams: All right, great. (Kristen), anything else?

Operator: Yes, our next question comes from Judy Ferring. Please (pose) your question.

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Judy Ferring: Thank you. I wondered if you could talk a little bit about how many different corporate customers and Navigant offices you’re going to have to visit during this integration phase. I guess it’s not really integration right now but just fact gathering.

Ed Adams: Well, it’s planning and setting out a process. There will be no change in business until the transaction closes, but certainly, you can – you can appreciate the planning and the issues that have to get on the table between now and closing. So, yes the teams will be out visiting all of the offices and many, if not all, of the customers have been – have been contacted today. All of the employees have been contacted. And, it’ll be an ongoing process. The team will be spending a lot of air time in the next weeks and months ahead.

Operator: Our next question comes from Ari Hirt. Please go with your question.

Ari Hirt: Yes, thank you. First question regarding the Accor buy-in, how’s that being financed?

Marilyn: That is – as I think the beginning of the presentation shows, that that will be financed with OEP and the equity partner joining with Carlson.

Ari Hirt: Is there any debt involved?

Marilyn: I’ll let OEP speak a bit to – Greg, would you like to talk a little bit about the composition of the – of the financing.

Greg O’Hara: Sure. We borrowed – we borrowed money. We’re paying Accor $465 million. And, we’re using a combination of debt and equity. And, Ari can you be more specific maybe about your question and it might help us answer it?

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Ari Hirt: Yes, I’m just – what the breakdown of the debt and equity is and if there are any conditions relating to that financing.

Greg O’Hara: We’re actually not providing that at this point in time.

Ari Hirt: OK. But, is the financing a condition to the buy-in?

Greg O’Hara: We’re actually not discussing any of that right now. We expect that – we expect to close the transaction as Hubert said. And, we expect to do it in an orderly fashion. We don’t expect that any kind of debt or equity will stand in the way of doing either of those things.

Marilyn: All three boards have approved the transaction.

Ari Hirt: Right. OK and then, a question to (Terra). Is there – are there any voting agreements in place with shareholders?

Greg: The only thing we’re really disclosing at this point in time is the transaction size. And, we’ve – as far as the media is concerned, we’ve kind of disclosed what we’re going to at this point in time. And, we may decide to disclose more later on. But at this point, that’s what we’re giving everybody.

Marilyn: The fact is that we have 55/45 shareholding arrangement. We have an eight member board. We have four from Carlson, three from OEP and a mutually agreed upon independent. And, we expect this company to operate on behalf of its board who acts on behalf of its share owners who ultimately act on behalf of the customers.

Hubert Joly: That’s right.

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Ari Hirt: OK. And, I guess a question for Ed, you know, relating to the Navigant transaction. Ed what was the – was there any – can you describe any more about the process that was involved? Was there…

Ed Adams: As a public company, I think our fiduciary responsibility and the responsibility of the board is to – is to talk with interested parties. And certainly, we’ve always respected Marilyn and the team. And when we engaged in the discussion, it was with our eyes wide open and a very good process. So I think we – basically, we would – we welcome the interest. And I think this is a very good transaction for our shareholders.

Ari Hirt: OK, thank you.

Ed Adams: You bet.

Ari Hirt: Congratulations.

Operator: Our next question comes from Kate Rice. Please pose your question, ma’am.

Kate Rice: Hi. I just wanted to know, what’s American Express’ market share in North America, and what will yours be after the acquisition is complete? And how big a deal is it to be the biggest – to have the largest market share in North America?

Hubert Joly: On this question, I think one of our slides gives our estimates of …

Kate Rice: Yes.

Hubert Joly: … market share in North America, for American Express, CWT and the other players – estimate. You have this on slide eight.

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Now this being said, size is not a goal in and of itself in this industry. When we – you know – as leaders of this business – and I (think) it’s true on both sides – as we drive the business, we’re very focused on understanding what the customers want and delivering really what they’re looking for; enhancing the quality of our services, both from a transaction-processing standpoint or program-optimization standpoint.

We believe that altogether, the industry, you know, should probably continue to consolidate because of the – you know, pressure on prices and margins, and therefore the needs for economies of scale. But, you know, we don’t wake up at night wondering how we’re doing versus American Express.

Kate Rice: OK and can we get a copy of this – of this slide presentation afterwards?

Hubert Joly: I think that from a regulatory standpoint, yes, we will be posting these slides on our respective Web sites. I’m talking under the control of our general counsels, but I think this is correct.

Kate Rice: OK, thank you.

Operator: Our next question comes from Dirk Rogl. Please pose your question.

Dirk Rogl: Hello, everybody. This is Dirk Rogl. Greetings from Germany. I have two questions. First is about your shareholder structure from Navigant that is, in my point of view, quite segmented, let’s say. Question is, correctly, is it – did you had already negotiations with your major shareholders, TUI and Boron Securities? And did you get an agreement from them already?

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

And second question I got – in March, you mentioned that you were searching for affiliate partners or for franchise partners, especially in the European market, to build up (their) own global network. Why did it not come to that point?

Ed Adams: Well, let me take the first question. As a public company, we have many, many shareholders – excuse me. The process is that this will need to go to shareholder vote. And we will – we will prepare what’s called a proxy, and send that out. And management and the board will recommend that shareholders approve this transaction. So no, we do not go to any shareholder before the fact. And there were no discussions with any shareholder. This is – this is what the management and board is recommending to our shareholders. And we expect that the shareholders will vote. And we will hopefully get their approval and close a transaction.

So, we have many, many shareholders again. So the two you mentioned are just two of many. And that’s just the nature of being a public company.

The – certainly, we were in the process of building and supporting the network – continue to run the business. We’ll continue to run the business until this transaction closes. So if there – if we were looking for partners – and we were looking for affiliate partners – that was just – business that we were doing in normal course of our business. So there was nothing out of the ordinary in that.

Does that answer your question?

Dirk Rogl: Absolutely, thank you.

Ed Adams: Yes.

Female: (Kristen), we need to end the call right at 11. So we have – we can take one more question.

CARLSON WAGONLIT TRAVEL

Moderator: Ed Adams

04-27-06/10:00 a.m. CT

Confirmation # 3915644

Operator: And it looks like we actually have no further questions in queue.

Hubert Joly: Was perfectly organized, (Kristen); we really appreciate that.

Ed Adams: Good job.

Hubert Joly: So on behalf of both the management of Navigant and CWT and our shareholders, I want to thank everybody for their interest. I hope you felt the excitement about these transactions. And we look forward to unfolding this story in the next several months.

So thank you very much. Have a terrific day.

Operator: Ladies and gentlemen, this concludes the Carlson Wagonlit Travel conference call. We thank you for your participation.

You may now disconnect, and have a great day.

END